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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


          The Netherlands                             NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                               1082 PP Amsterdam
                                The Netherlands
               (Address of Principal Executive Offices, Zip Code)



If this form relates to the registration of a class of If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act securities pursuant to Section 12(g) of the and is effective pursuant to General Instruction A.(c), Exchange Act and is effective pursuant to General please check the following box. |X| Instruction A.(d), please check the following box. o



Securities Act registration statement file number to which this form relates:
  333-49198
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(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of Each Exchange on Which
             Title of Each Class                 Each Class is to be Registered
           -------------------                   -------------------------------

   Medium-Term Notes, Series A                      American Stock Exchange
     (Senior Fixed Rate Notes)
12.00% Reverse Exchangeable Securities
     due October 6, 2003 linked
to common stock of Intel Corporation

Securities to be registered pursuant to Section 12(g) of the Act: None


                               (Title of Class)
                                ---------------



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Item 1:   Description of Registrant's Securities to be Registered

         The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 12.00% Reverse Exchangeable Securities due October 6, 2003 linked to common stock of Intel Corporation (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated April 1, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2:   Exhibits

         The following exhibits are filed herewith:

         4.1   Proposed form of Global Note evidencing the Securities.




                                       2

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    ABN AMRO Bank N.V.


                                    By:     /s/ Laura Schisgall
                                         ----------------------
                                        Name:   Laura Schisgall
                                        Title:  Attorney-in-fact


Date: April 3, 2002




                                    ABN AMRO Bank N.V.


                                    By:    /s/ Mark Egert
                                        -----------------
                                       Name:   Mark Egert
                                       Title:  Attorney-in-fact


Date: April 3, 2002







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                               INDEX TO EXHIBITS


Exhibit No.                                                       Page No.
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4.1      Proposed form of Global Note evidencing Securities.          A-1